UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2007

UNDER ARMOUR, INC.

(Exact name of registrant as specified in its charter)

Maryland	000-51626	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland	21230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 454-6428

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 17, 2007, Under Armour, Inc. (the “Company”) entered into the Sixth Amendment to Lease, effective as of May 1, 2007 (the “Lease Amendment”), amending the Office Lease with Hull Point LLC dated March 29, 2002 for the Company’s corporate headquarters located in Baltimore, Maryland. The prior lease terms included expiration dates from April 30, 2007 to April 30, 2009, each tied to a portion of the leased premises. The Lease Amendment extends the term of the lease for the entire leased premises to April 30, 2012, with an option for the Company to renew for an additional two years subject to certain conditions. The Lease Amendment also provides an additional 19,267 square feet of expansion space, bringing the total space subject to the lease to 69,252 square feet.

A copy of the Lease Amendment is included as Exhibit 10.1 to this Form 8-K. The descriptions set forth in this report of the terms and conditions of the Lease Amendment are qualified in their entirety by reference to the full text of such agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

Exhibit 10.1: Sixth Amendment to Lease, effective as of May 1, 2007, by and between Hull Point LLC and Under Armour, Inc. (portions of this exhibit have been omitted pursuant to a request for confidential treatment).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 22, 2007	By:	/s/ WAYNE A. MARINO
Wayne A. Marino
Executive Vice President and Chief Financial Officer